Exhibit 10.11


================================================================================








                             STOCKHOLDERS' AGREEMENT


                                      among


                                  MEDICON, INC.


                                       and


                          THE STOCKHOLDERS NAMED HEREIN


                         _______________________________

                          Dated as of November 3, 1994

                         _______________________________







================================================================================

                                TABLE OF CONTENTS

                                                                            Page

1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.   Restrictions on Transfer of Shares . . . . . . . . . . . . . . . . . .   11
     2.1   Limitation on Transfer . . . . . . . . . . . . . . . . . . . . .   11
     2.2   Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . .   11
     2.3   Permitted Transfer Procedures  . . . . . . . . . . . . . . . . .   11

3.   Right of First Refusal and Tag Along.  . . . . . . . . . . . . . . . .   12
     3.1   Proposed Voluntary Transfer  . . . . . . . . . . . . . . . . . .   12
     3.2   Sale of the Company  . . . . . . . . . . . . . . . . . . . . . .   16
     3.3   Involuntary Transfers  . . . . . . . . . . . . . . . . . . . . .   16
     3.4   Issuances of Capital Stock by the Company; Preemptive Right  . .   18

4.   All Transfers in Compliance with Law and Subject to this Agreement;
     Substitution of Transferee . . . . . . . . . . . . . . . . . . . . . .   19

5.   Governance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     5.1   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     5.2   Stockholders' Actions  . . . . . . . . . . . . . . . . . . . . .   20
     5.3   Election of Directors  . . . . . . . . . . . . . . . . . . . . .   20
     5.4   Removal and Replacement  . . . . . . . . . . . . . . . . . . . .   21
     5.5   Special Circumstances  . . . . . . . . . . . . . . . . . . . . .   22
     5.6   Termination of Sections 5.3 and 5.4  . . . . . . . . . . . . . .   23
     5.7   Board Committees . . . . . . . . . . . . . . . . . . . . . . . .   24
     5.8   Compensation of Directors  . . . . . . . . . . . . . . . . . . .   24

6.   Stock Certificate Legend . . . . . . . . . . . . . . . . . . . . . . .   24

7.   Other Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     7.1   Financial Statements and Other Information . . . . . . . . . . .   25
     7.2   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .   26
     7.3   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     7.4   Reservation of Shares  . . . . . . . . . . . . . . . . . . . . .   27
     7.5   Books and Records  . . . . . . . . . . . . . . . . . . . . . . .   27
     7.6   Transactions with Affiliates . . . . . . . . . . . . . . . . . .   27
     7.7   Conversion of Junior Subordinated Notes  . . . . . . . . . . . .   28
     7.8   Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . .   28
     7.9   Key Man Insurance  . . . . . . . . . . . . . . . . . . . . . . .   31

8.   Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . .   31

9.   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     9.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     9.2   Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . .   33
     9.3   Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                                          Page
                                                                          ----

     9.4   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     9.5   Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     9.6   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .   33
     9.7   Term of Agreement  . . . . . . . . . . . . . . . . . . . . . . .   34
     9.8   Variations in Pronouns . . . . . . . . . . . . . . . . . . . . .   34
     9.9   Rules of Construction  . . . . . . . . . . . . . . . . . . . . .   34
     9.10  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .   34
     9.11  Further Assurances . . . . . . . . . . . . . . . . . . . . . . .   34
     9.12  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .   34
     9.13  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   35

EXHIBITS

 A   Amended and Restated Articles of Incorporation
 B   ByLaws

SCHEDULES
- ---------

 I   Names of Management Stockholders and Amounts of
     Class A Common Stock
      7.6  Transactions with Affiliates

                             STOCKHOLDERS' AGREEMENT
                             -----------------------


          STOCKHOLDERS' AGREEMENT, dated as of November 3, 1994, among MEDICON, INC., an Illinois corporation (the "Company"), J.H. WHITNEY & CO., a New York
                                    -------
limited partnership ("Whitney"), WHITNEY 1990 EQUITY FUND, L.P., a Delaware
                      -------
limited partnership ("Whitney Equity Fund"), WHITNEY SUBORDINATED DEBT FUND,
                      -------------------
L.P., a Delaware limited partnership ("Whitney Debt Fund"), CHEMICAL VENTURE
                                       -----------------
CAPITAL ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP, ("CVCA," and together with
                                                        -----
Whitney, Whitney Equity Fund and Whitney Debt Fund, the "Investors"), Alan P.
                                                         ---------
Mintz ("Mintz"), Lawrence Rubinstein ("Rubinstein"), John Adams ("Adams"),
        -----                          ----------                 -----
Nancie Blatt ("Blatt"), Alan Spiro ("Spiro"), Sheldon Gulinson ("Gulinson") and
               -----                 -----                       --------
James Zechman ("Zechman," and collectively with Mintz, Rubinstein, Adams, Blatt,
                -------
Spiro and Gulinson, the "Management Stockholders").
                         -----------------------

          WHEREAS, as of the date hereof, (i) Whitney owns 126,200 shares of Series A Convertible Preferred Stock, no par value, of the Company (the "Series
                                                                         ------
A Preferred Stock") and 42,733 shares of Class B Common Stock, no par value, of
- -----------------
the Company (the "Class B Common Stock"), (ii) Whitney Equity Fund owns 504,800
                  --------------------
shares of Series A Preferred Stock and 170,931 shares of Class B Common Stock and (iii) Whitney Debt Fund owns a $5,000,000 principal amount Senior Subordinated Promissory Note (the "Whitney Subordinated Note") and 61,578 shares
                                   -------------------------
of Class A Common Stock, no par value, of the Company (the "Class A Common
                                                            --------------
Stock");
- -----

          WHEREAS, as of the date hereof, CVCA owns 631,000 shares of Series A Preferred Stock, 61,578 shares of Class A Common Stock, 213,664 shares of Class B Common Stock and a $5,000,000 principal amount Senior Subordinated Promissory Note (the "CVCA Subordinated Note");
                      ----------------------

          WHEREAS, as of the date hereof, each Management Stockholder owns the number of shares of Class A Common Stock set forth next to his or her name on
Schedule I hereto; and

          WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for first refusal rights, preemptive rights and for certain other rights under certain conditions.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  As used in this Agreement, the following terms
               -----------
shall have the meanings set forth below:

               "Affiliate" means, as to any Person, any other Person directly or
                ---------
indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Board of Directors" means the Board of Directors of the Company.
                ------------------

               "Business Day" means any day other than a Saturday, Sunday or
                ------------
other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

               "Capital Lease Obligations" means, as to any Person, any
                -------------------------
obligation of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

               "Charter Documents" means the Amended and Restated Articles of
                -----------------
Incorporation and By-laws of the Company as in effect on the date hereof, copies of which are attached hereto as Exhibits A and B, respectively.
                                ----------------

               "Class A Common Stock" means the Class A Common Stock, no par
                --------------------
value, of the Company.

               "Class B Common Stock" means the Class B Common Stock, no par
                --------------------
value, of the Company.

               "Closing Date" has the meaning assigned to such term in Section
                ------------
3.1.1.

               "Commission" means the Securities and Exchange Commission or any
                ----------
similar agency then having jurisdiction to enforce the Securities Act.

               "Condition of the Company" means the assets, business,
                ------------------------
properties, prospects, operations or financial condition of the Company and it subsidiaries taken as a whole.

               "Contingent Obligation" means, as to any Person, any direct or
                ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary
                                                                  -------
obligation") of another Person (with respect to a given primary obligation, the
- ----------
"primary obligor"), whether or not contingent, (a) to purchase, repurchase or
 ---------------
otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

               "Contractual Obligations" means, as to any Person, any provision
                -----------------------
of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

               "CVCA Subordinated Note" has the meaning assigned to such term in
                ----------------------
the second Whereas clause of the Agreement.

               "EBITDA" shall mean, with respect to the Company and its
                ------
subsidiaries on a consolidated basis for any period, the sum of (a) Net Income for such period, (b) Interest Expense for such period, (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Net Income, (d) depreciation and amortization deducted from revenue in determining such Net Income (including any effect from the capitalization, amortization and write-off of implementation costs) and (e) all non-cash expenses which reduce Net Income, less (f) interest income and all non-cash items which increase Net Income. For purposes of calculating (e) and (f) above, all items that would not be considered operating items in the ordinary course of business or would result in changes in long-term asset or liability accounts shall be excluded.

               "Environmental Laws" means any federal, state, territorial,
                ------------------
provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant, including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant.

               "Event of Default" means (a) any default by the Company or the
                ----------------
Management Stockholders in the due observance or performance of any covenant to be observed or performed pursuant to Article 8 of the Stock Purchase Agreement or pursuant to any other Transaction Agreement or any Related Transaction Agreement or (b) any representation, warranty, certification or statement made by or on behalf of the Company or the Management Stockholders in the Stock Purchase Agreement or in any other Transaction Agreement, any Related Transaction Agreement or in any certificate or other document delivered pursuant thereto shall have been incorrect in any material respect when made.

               "Excess Offered Securities" has the meaning assigned to such term
                -------------------------
in Section 3.1.3(a).

               "Family Members" has the meaning assigned to such term in
                --------------
Section 2.2.

               "GAAP" means generally accepted United States accounting
                ----
principles in effect from time to time.

               "Governmental Authority" means the government of any nation,
                ----------------------
state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative func-tions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "IBCA" means the Business Corporation Act of 1983 of the State of
                ----
Illinois.

               "Indebtedness" means, as to any Person, (a) all obligations of
                ------------
such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any lien (other than liens in favor of lessors under leases other than leases included in clause
(f)) on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person and (h) all Contingent Obligations of such Person.

               "Initial Public Offering" shall mean the sale in any underwritten
                -----------------------
offering by the Company of its Class A Common Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

               "Interest Expense" shall mean, with respect to the Company and
                ----------------
its subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Company and its subsidiaries for such period in accordance with GAAP consistently applied, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and
(iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (b) any other capitalized interest of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP.

               "Investors" has the meaning assigned to such term in the first
                ---------
paragraph of this Agreement.

               "Involuntary Transfer" means any transfer, proceeding or action
                --------------------
by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action.

               "Involuntary Transferee" has the meaning assigned to such term in
                ----------------------
Section 3.2.1.

               "Junior Subordinated Notes" means the Company's Junior
                -------------------------
Subordinated Promissory Notes, dated the Closing Date, issued pursuant to the Share Redemption Agreement.

               "Liens" has the meaning assigned to such term in Section 3.1.5.
                -----

               "Management Stockholders" has the meaning assigned to such term
                ------------------------
in the first paragraph of this Agreement.

               "Net Cash Proceeds" shall mean, with respect to any Initial
                -----------------
Public Offering, (i) the cash proceeds received by the Corporation or any subsidiary of the Corporation, minus (ii) reasonable brokerage commissions or
                               -----
underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers) relating to such Initial Public Offering.

               "Net Income" shall mean for any period and prior to accounting
                ----------
for the payment of any dividends on the Series A Preferred Stock, (a) the net income (loss) of the Company and its subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate for such period of,
                               -----
without duplication, (i) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, determined in accordance with GAAP, and (ii) any other items that are treated as expenses under GAAP, but excluding from the definition of Net Income any extraordinary or non-recurring charges, expenses, gains or losses, all computed in accordance with GAAP.

               "New Issuance" has the meaning assigned to such term in
                ------------
Section 3.3.

               "Offered Securities" has the meaning assigned to such term in
                ------------------
Section 3.1.1.

               "Offering Notice" has the meaning assigned to such term in
                ---------------
Section 3.1.1.

               "Offer Price" has the meaning assigned to such term in Section
                -----------
3.1.1.

               "Option Period" has the meaning assigned to such term in Section
                -------------
3.1.3.

               "Outstanding Shares" shall mean all shares of Class A Common
                ------------------
Stock issued and outstanding immediately following the closing of a Qualified Public Offering. For the purposes of any computation of the amount of Outstanding Shares, all shares of Series A Preferred Stock and Class B Common Stock shall be deemed to be converted into the maximum number of shares of Class A Common Stock into which such shares of Series A Preferred Stock and Class B Common Stock are then convertible as provided in the Amended and Restated Articles of Incorporation.

               "Permitted Transferee" has the meaning assigned to such term in
                --------------------
Section 2.2.

               "Person" means any individual, corporation, partnership, trust,
                ------
incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

               "Preferred Stockholder" means any holder of shares of Series A
                ---------------------
Preferred Stock.

               "Primary Trigger Event" shall mean that at the end of any fiscal
                ---------------------
year ending prior to a Qualified Public Offering, either the revenue or the EBITDA of the Company and its subsidiaries on a consolidated basis for such fiscal year shall fall below the revenue or EBITDA amount (as the case may be) set forth below with respect to such fiscal year (determined on the basis of the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year):

 Fiscal Year Ended
    December 31:            Revenue:           EBITDA:
 -----------------          --------           -------

 1995                   $103,228,000.00   $ 3,741,000.00
 1996                   $180,234,000.00   $11,407,000.00

 1997                   $198,257,000.00   $12,548,000.00

 1998                   $218,083,000.00   $13,802,000.00
 1999                   $239,891,000.00   $15,183,000.00

 2000                   $263,880,000.00   $16,701,000.00
 2001                   $290,268,000.00   $18,371,000.00

               "Purchasing Rightholders" has the meaning assigned to such term
                -----------------------
in Section 3.1.3(c).

               "Qualified Public Offering" means an Initial Public Offering by
                -------------------------
the Company with Net Cash Proceeds to the Company in excess of $30,000,000.00 and in respect of which the price per share of Class A Common Stock sold in such Qualified Public Offering multiplied by the number of Outstanding Shares is at least $250,000,000.00.

               "Registration Rights Agreement" means the Registration Rights
                -----------------------------
Agreement, dated as of the date hereof, among the Company, Whitney, Whitney Equity Fund, Whitney Debt Fund, CVCA and the Management Stockholders.

               "Related Transaction Agreements" means each agreement executed
                ------------------------------
and delivered in connection with the Share Redemption.

               "Requirements of Law" means, as to any Person, the articles or
                -------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

               "Rightholders" has the meaning assigned to such term in Section
                ------------
3.1.1.

               "Secondary Trigger Event" shall mean that at the end of any
                -----------------------
fiscal year ending prior to a Qualified Public Offering, either the revenue or the EBITDA of the Company and its subsidiaries on a consolidated basis for such fiscal year shall fall below the revenue or EBITDA amount (as the case may be) set forth below with respect to such fiscal year (determined on the basis of the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year):

 Fiscal Year Ended
    December 31:            Revenue:           EBITDA:
 -----------------          --------           -------

 1995                   $ 61,937,000.00   $ 2,245,000.00
 1996                   $108,140,000.00   $ 6,844,000.00

 1997                   $118,954,000.00   $ 7,529,000.00

 1998                   $130,850,000.00   $ 8,281,000.00
 1999                   $143,934,000.00   $ 9,110,000.00

 2000                   $158,328,000.00   $10,021,000.00
 2001                   $174,161,000.00   $11,023,000.00

               "Securities Act" means the Securities Act of 1933, as amended,
                --------------
and the rules and regulations of the Commission promulgated thereunder.

               "Selling Stockholder" has the meaning assigned to such term in
                -------------------
Section 3.1.1.

               "Series A Preferred Stock" has the meaning assigned to such term
                ------------------------
in the first Whereas clause of this Agreement.

               "Share Redemption" means the redemption by the Company of common
                ----------------
stock from certain of the Management Stockholders, in each case as contemplated by the Share Redemption Agreement.

               "Share Redemption Agreement" means the Redemption Agreement dated
                --------------------------
as of the date hereof, among the Company and certain of the Management Stockholders.

               "Shares" means, with respect to each Stockholder, all shares,
                ------
whether now owned or hereafter acquired, of Class A Common Stock, Class B Common Stock and Series A Preferred Stock. For the purposes of any computation of the amount of Shares either outstanding or held by any Stockholder pursuant to Sections 3, 5.5 and 5.6, all Class B Common Stock and Series A Preferred Stock held by such Stockholder shall be deemed to be converted, exercised or exchanged for shares of Class A Common Stock whether or not such conversion, exercise or exchange has actually been effected.

               "Stock Purchase Agreement" means the Stock Purchase Agreement,
                ------------------------
dated as of the date hereof, among the Company, Whitney Equity Fund, Whitney, CVCA and certain of the Management Stockholders.

               "Stockholders" means, collectively, Whitney, Whitney Equity Fund,
                ------------
Whitney Debt Fund, CVCA, Management Stockholders and any transferee who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 4.

               "Stockholders' Meeting" has the meaning assigned to such term in
                ---------------------
Section 5.1.

               "Subordinated Note and Common Stock Purchase Agreement" means the
                -----------------------------------------------------
Subordinated Note and Common Stock Purchase Agreement, dated as of the date hereof, between the Company, Whitney Debt Fund, CVCA and certain of the Management Stockholders.

               "Subscription Agreements" means each of the Subscription
                -----------------------
Agreements, dated as of the date hereof, between the Company and certain of its Stockholders.

               "Third Party Offer" has the meaning assigned to such term in
                -----------------
Section 3.1.1.

               "Third Party Offeror" has the meaning assigned to such term in
                -------------------
Section 3.1.1.

               "Transaction Agreements" means, collectively, this Agreement, the
                ----------------------
Stock Purchase Agreement, the Registration Rights Agreement, the Subordinated Note and Common Stock Purchase Agreement, the Whitney Subordinated Note and the CVCA Subordinated Note.

               "transfer" has the meaning assigned to such term in Section 2.1.
                --------

               "Transferred Shares" has the meaning assigned to such term in
                ------------------
Section 3.2.1.

               "Whitney Subordinated Note" has the meaning assigned to such term
                -------------------------
in the first Whereas clause of this Agreement.

               "Written Consent" has the meaning assigned to such term in
                ---------------
Section 5.1.

          2.   Restrictions on Transfer of Shares.
               ----------------------------------

               2.1  Limitation on Transfer.  No Stockholder shall sell, give,
                    ----------------------
assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any
                                                               --------
Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio and the Company shall refuse to register any such transfer.
     -- ------

               2.2  Permitted Transfers.  At any time, including upon death, any
                    -------------------
Stockholder who is an individual may, subject to this Section 2.2 and
Sections 2.3 and 4, transfer Shares to a member of such Stockholder's immediate family, which shall include her or his ancestors, spouse, siblings, descendants or spouses (or surviving spouses) of descendants ("Family Members"), or a trust,
                                                   --------------
corporation, partnership or other entity, all of the beneficial interests in which shall be held by such Stockholder or one or more Family Members of such Stockholder; provided, however, that during the period any such trust,
             --------  -------
corporation, partnership or other entity holds any right, title or interest in any Shares, no Person other than such Stockholder or one or more Family Members of such Stockholder may be or become beneficiaries, stockholders or limited or general partners or owners thereof. With respect to a Stockholder that is not an individual, any such Stockholder may, subject to this Section 2.2 and Sections 2.3 and 4, transfer Shares to (i) any corporation, partnership or other entity which is an Affiliate of such Stockholder or (ii) any general or limited partners of such Stockholder or Affiliate of such Stockholder or (iii) any shareholder in such Stockholder or other person having an ownership interest in such other entity which is a Stockholder, or (iv) any beneficiary of a trust which is a Stockholder or any Family Member of a beneficiary of a trust which is a Stockholder or any trust all of the beneficial interests in which shall be held by Family Members of a beneficiary of a trust which is a Stockholder (each of the Persons referred to in this Section 2.2 is herein referred to as a "Permitted Transferee").
 --------------------

               2.3  Permitted Transfer Procedures.  If any Stockholder desires
                    -----------------------------
to transfer all or any portion of its, her or his Shares to a Permitted Transferee under this Section 2, it shall give notice to the Company of its intention to make such transfer not less than five (5) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed and the number of Shares proposed to be transferred to such Permitted Transferee.

          3.   Right of First Refusal and Tag Along.
               ------------------------------------

               3.1  Proposed Voluntary Transfer.
                    ---------------------------

                    3.1.1  Offering Notice.  Subject to the last sentence of
                           ---------------
this Section 3.1.1, if any Stockholder (a "Selling Stockholder") desires to
                                           -------------------
transfer all or any portion of its, her or his Shares to any Person (other than a Permitted Transferee) (a "Third Party Offeror") or has received a bona fide
                            -------------------
offer to buy all or any portion of its, her or his Shares from any Third Party Offeror and desires to accept such offer (in each case, a "Third Party Offer"),
                                                           -----------------
such Selling Stockholder shall send written notice (the "Offering Notice") to
                                                         ---------------
the Company and the other Stockholders (the "Rightholders"), which shall state
                                             ------------
(a) the number of securities of each class of Shares proposed to be transferred (the "Offered Securities"), (b) the proposed purchase price per Share to be paid
      ------------------
by the Third Party Offeror (the "Offer Price"), (c) the name of the Third Party
                                 -----------
Offeror, (d) that the proposed purchase of the Offered Securities shall be consummated after the expiration or termination of the Option Period but on or prior to the first Business Day (the "Closing Date") which occurs thirty (30)
                                      ------------
days after the expiration of the Option Period and (e) that the Third Party Offer has been accepted by the Selling Stockholder subject to the rights of the Rightholders contained in this Section 3.1. The Offering Notice shall also state any other material terms and conditions of the Third Party Offer and shall include a copy of all writings between the Third Party Offeror and the Selling Stockholder necessary to establish the terms of the Third Party Offer. Notwithstanding anything to the contrary in this Section 3.1.1, no Management Stockholder may be a Selling Stockholder for a period of eighteen months from the Closing Date.

                    3.1.2  Conditions to Effectiveness of Offering Notice.  The
                           ----------------------------------------------
Offering Notice shall not be effective unless and until all of the following conditions are met:

                              (a)  the Offering Notice shall be accompanied by a
     certificate of the Third Party Offeror stating that (i) the Third Party Offer has been approved by its board of directors (or the equivalent if the Third Party Offeror is not a corporation), if necessary, (ii) the description of the Third Party Offer contained in the Offering Notice is complete and accurate, (iii) it is aware of the rights of the Rightholders contained in this Section 3.1 and (iv) prior to the purchase of any Offered Securities by the Third Party Offeror it will become a party to this Agreement and agree to be bound by the terms and conditions hereof to the same extent and in the same manner as the Selling Stockholder;

                              (b)  the Third Party Offer shall not be subject to
     any conditions, except that it may be conditioned upon the truth as of the closing of the proposed purchase of customary representations and warranties and the delivery of stock certificates and a customary legal opinion;

                              (c)  the Offer Price shall be payable wholly in
     cash; and

                              (d)  the Third Party Offeror shall have furnished
     evidence satisfactory to the Company in its reasonable judgment as to the financial ability of such Third Party Offeror to consummate the proposed purchase.

                    3.1.3  Rightholders Option.  For a period of forty-five (45)
                           -------------------
days after the effectiveness of the Offering Notice pursuant to Section 3.1.2 (the "Option Period"):
      -------------

                              (a)  the Rightholders shall have the right to
     purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions of the Third Party Offer. Each Rightholder shall have the right to pur-chase that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Rightholder by (ii) the total number of Shares then owned by all Rightholders participating in the purchase of the Offered Securities (including such Rightholder's Shares). If any Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (the "Excess Offered
                                                           --------------
     Securities"), determined by dividing (i) the total number of Shares then
     ----------
     owned by such fully participating Rightholder by (ii) the total number of Shares then owned by all fully participating Rightholders who elect to purchase the Excess Offered Securities (including such Rightholder's Shares);

                              (b)  if the Rightholders do not elect to purchase
     all of the Offered Securities pursuant to clause (a) of this Section 3.1.3, the Investors (excluding any Investor that is a Selling Stockholder) shall have the right to sell, to the Third Party Offeror upon the terms set forth in the Third Party Offer, that number of Shares held by such Investor equal to that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Investor by (ii) the total number of Shares owned by all Stockholders participating in the sale to the Third Party Offeror (including such Investor's Shares). Shares to be sold to the Third Party Offeror by an Investor pursuant to this Section 3.1.3(b) shall be of the same class and series as the Offered Securities. To the extent any Investor exercises its right to sell Shares pursuant to this
     Section 3.1.3(b), the number of shares of the Offered Securities to be sold to the Third Party Offeror by the Selling Stockholder shall be reduced; or

                              (c)  if any Rightholder or Rightholders (the
     "Purchasing Rightholders") elect to purchase all of the Offered Securities
      -----------------------
     pursuant to clause (a) of this Section 3.1.3, then, prior to the expiration of the Option Period, each other Rightholder who has declined to be a Purchasing Rightholder shall have the right to sell to the Purchasing Rightholders, upon the terms and conditions of the Third Party Offer, that number of Shares held by such Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Rightholder by (ii) the total number of Shares then owned by all of the Stockholders requesting participation in the sale other than the Purchasing Rightholders. Shares to be sold to the Purchasing Rightholders by a Rightholder pursuant to this Section 3.1.3(c) shall be of the same class and series as the Offered Securities. To the extent any Rightholder exercises its rights to sell Shares pursuant to this Section 3.1.3(c), the number of shares of the Offered Securities to be sold to the Purchasing Rightholders by the Selling Stockholder shall be reduced.

                    3.1.4  Exercise of Options.  The options of a Rightholder
                           -------------------
under Section 3.1.3 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Option Period, to the Selling Stockholder with a copy to the Company and the other Stockholders. Such notice shall state, as appropriate, (a) the number of Shares held by such Rightholder,
(b) the
number of Shares that such Rightholder desires to purchase pursuant to
Section 3.1.3(a), (c) if such Rightholder is an Investor, the number of Shares that such Investor desires to sell pursuant to Section 3.1.3(b) and (d) the number of Shares that such Rightholder desires to sell pursuant to Sec-tion 3.1.3(c). The failure of a Rightholder to respond within the Option Period to the Selling Stockholder shall be deemed to be a waiver of its, her or his rights under Section 3.

                    3.1.5  Sale to the Purchasing Rightholders.  The closing of
                           -----------------------------------
the purchase of Offered Securities subscribed to by the Purchasing Rightholders under Section 3.1.3(a) shall be held at the principal office of the Company at 11:00 a.m., local time, on the Closing Date or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder and all Stockholders who elect to participate in the sale of the Offered Securities to the Purchasing Rightholders pursuant to Section 3.1.3(c) shall deliver to the Purchasing Rightholders certificates representing the Offered Securities, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any liens, claims, options, charges, encumbrances or rights ("Liens") (other than those arising hereunder), and the Selling Stock-
         -----
holder and such Stockholders who elect to participate in such sale pursuant to
Section 3.1.3(c) shall so represent and warrant, and each shall further represent and warrant that it is the beneficial and record owner of such Offered Securities. Each Purchasing Rightholder shall, at the closing, deliver to the Selling Stockholder and all other Stockholders who elect to participate in the sale of the Offered Securities to the Purchasing Rightholders pursuant to
Section 3.1.3(c) payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                    3.1.6  Sale to Third Party Offeror.   Unless the
                           ---------------------------
Rightholders elect to purchase all of the Offered Securities pursuant to
Section 3.1.3(a), the Selling Stockholder and all Investors who elect to participate in the Third Party Offer pursuant to Section 3.1.3(b) may sell such portions of their Shares as can be sold under Section 3.1.3(b) to the Third Party Offeror on the terms and conditions of the Third Party Offer; provided,
                                                                    --------
however, that such sale is bona fide and made prior to or on the Closing Date.
- -------
If such sale is not consummated prior to or on the Closing Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such

Offered Securities may be made thereafter (other than to a Permitted Transferee) by the Selling Stockholder without again offering the same to the Rightholders in accordance with this Section 3.1.

               3.2  Sale of the Company.  If at any time following the
                    -------------------
occurrence of a Secondary Trigger Event, (i) the Investors receive a Third Party Offer to purchase all of the Shares of the Company and all of the Investors approve such Third Party Offer, or (ii) the Company receives a proposal to effect a business combination with a Third Party Offeror (a "Merger Proposal")
                                                             ---------------
and the Board of Directors by a majority vote determines to accept such Merger Proposal, then the Investors or the Board of Directors, as the case may be, shall be entitled to deliver a written notice (the "Buyout Notice") with respect
                                                    -------------
to such Third Party Offer or Merger Proposal, as the case may be, to the other Stockholders (in the case of any such notice delivered by the Investors) or all of the Stockholders (in the case of any such notice delivered by the Board of Directors) which shall state (a) the intention to effectuate such transaction,
(b) the name and address of the person or entity making the Third Party Offer or Merger Proposal, as the case may be, and (c) the purchase price payable in connection with such Third Party Offer or Merger Proposal. The Buyout Notice shall also state any other material terms and conditions of the Third Party Offer or Merger Proposal and shall include a copy of all writings, if any, necessary to establish the terms of such Third Party Offer or Merger Proposal. The Stockholders agree that, upon receipt of the Buyout Notice, they shall be obligated to sell all of their Shares to the Third Party Offeror upon the terms and conditions of the Third Party Offer or Merger Proposal, with the proceeds of any such sale to be divided amongst the Stockholders as if the Company is being liquidated (and otherwise take all necessary action to cause the Company to consummate the proposed transaction, including voting their Shares in favor of such sale transaction).

          The closing of any sale pursuant to this Section 3.2 shall be held at the principal office of the Company no more than ninety (90) and no less than ten (10) days after delivery of the Buyout Notice or at such other time and place as the parties to the transaction may agree.

               3.3  Involuntary Transfers.
                    ---------------------

                    3.3.1  Rights of First Refusal upon Involuntary Transfer.
                           -------------------------------------------------
If an Involuntary Transfer of any Shares (the "Transferred Shares") owned by any
                                               ------------------
of the Stockholders shall occur, the Rightholders shall have the same rights as specified in Section 3.1.3(a) with respect to such

Transferred Shares as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder, except that (a) the Option Period shall run from the date of receipt by the Company and the Rightholders of notice of the Involuntary Transfer, (b) the Closing Date shall be ninety (90) days after the expiration of the Option Period, (c) such rights shall be exercised by notice to the transferee of such Transferred Shares (the "Involuntary Transferee") rather
                                                ----------------------
than to the Stockholder who suffered or will suffer the Involuntary Transfer and
(d) the purchase price per Transferred Share shall be agreed to between the Involuntary Transferee and the Purchasing Rightholders; provided, however, that
                                                        --------  -------
if such parties fail to agree as to such purchase price, the purchase price shall be the fair market value thereof as determined in accordance with
Section 3.3.2.

                    3.3.2  Fair Market Value.  The fair market value of the
                           -----------------
Transferred Shares shall be determined by a panel of three independent appraisers, which shall be recognized investment banking firms or recognized experts experienced in the valuation of corporations. Within fifteen (15) days after the notice to the Involuntary Transferee with respect to the exercise of the right to purchase the Transferred Shares, the Involuntary Transferee and the Board of Directors shall each designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the Board of Directors fails to make such designation within such period, the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of fif-teen (15) days after the designation of the second appraiser, agree to designate a third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the fair market value of the Transferred Shares shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded. Such determination shall be final and binding on the Involuntary Transferee and the Purchasing Rightholders. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it and the Purchasing Rightholders shall be responsible for the fees and expenses of the appraiser designated by or on behalf of the Board. The Involuntary Transferee and the Purchasing Rightholders shall each share half the fees and expenses of the third appraiser designated by the other appraisers.

                    3.3.3  Closing.  The closing of any purchase under this
                           -------
Section 3.3 shall be held at the principal office of the Company at 11:00 a.m., local time, on the Closing Date or at such other time and place as the parties to the transaction may agree. At such closing, the Involuntary Transferee shall deliver to the Purchasing Rightholders certificates, if applicable, or other instruments or documents representing the Transferred Shares being purchased under this Section 3.3, duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Shares shall be free and clear of any Lien (other than that arising hereunder), including, without limitation, any Lien arising through the action or inaction of the Involuntary Transferee, and the Involuntary Transferee shall so represent and warrant, and shall further represent and warrant that it is the beneficial owner of such Transferred Shares. Each Purchasing Rightholder shall deliver to the Selling Stockholder at the closing payment in full in immediately available funds for such Transferred Shares. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                    3.3.4  General.  In the event that the provisions of this
                           -------
Section 3.3 shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Rightholders shall have the rights specified in
Section 3.1.3 with respect to any transfer by an Involuntary Transferee subject to a bona fide offer from a third party for such Shares, and each Stockholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of Section 3.1 of this Agreement and shall be bound by the provisions of Section 3.1 and the other provisions of this Agreement.

               3.4  Issuances of Capital Stock by the Company; Preemptive Right.
                    -----------------------------------------------------------
The Company shall give each Stockholder thirty (30) days' prior written notice of the proposed issuance of any capital stock or any security convertible for or exchangeable into capital stock (each a "New Issuance") (other than capital
                                         ------------
stock to be issued in connection with (i) an employee stock option plan that is approved by the Company's Board of Directors, (ii) a stock split or stock dividend, (iii) an issuance of capital stock pursuant to the exercise of any option, warrant or convertible security outstanding on the date of this Agreement, (iv) a public offering of the Company's capital stock or (v) an issuance of capital stock pursuant to the Subscription Agreements). By written notice to the Company given within fifteen (15) days of being notified of such New Issuance, each Stockholder shall be entitled to purchase that percentage of the New Issuance determined by dividing

(a) the total number of Shares owned by such Stockholder by (b) the total number of Shares then owned by all Stockholders participating in such purchase (including such Stockholder's Shares). If any Stockholder does not fully subscribe for the number or amount of shares of capital stock or securities convertible for or exchangeable into capital stock that it is entitled to purchase pursuant to this Section 3.4, then each other Stockholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the New Issuance not so subscribed for, determined by dividing (a) the total number of Shares then owned by such fully participating Stockholder by (b) the total number of Shares then owned by all fully participating Stockholders who elect to purchase shares or other securities pursuant to this Section 3.4 (including such Stockholder's Shares).

          The closing of any purchase pursuant to this Section 3.4 shall be held at the time and place of the closing of, and on the same terms and conditions as, the New Issuance, or at such other time and place as the parties to the transaction may agree.

          4.   All Transfers in Compliance with Law and Subject to this
               --------------------------------------------------------
Agreement; Substitution of Transferee.  Notwithstanding any other provision of
- -------------------------------------
this Agreement, no transfer may be made under Sections 2.2 or 3 unless (a) each transferee of Shares has agreed in writing to be bound by the terms and conditions of this Agreement to the same extent and in the same manner as the Stockholder transferring such Shares and (b) the transfer complies in all respects with the applicable provisions of this Agreement and with applicable federal and state securities laws including, without limitation, the Securities Act. Upon becoming a party to this Agreement, a transferee shall be substituted fully for, and shall enjoy the same rights and be subject to the same obli-gations as its predecessor hereunder, except that only a Permitted Transferee of the Shares of Whitney shall have the rights of Whitney under Section 5, only a Permitted Transferee of Whitney Equity Fund shall have the rights of Whitney Equity Fund under Section 5, only a Permitted Transferee of CVCA shall have the rights of CVCA under Section 5 and only a Permitted Transferee of a Management Stockholder shall have the rights of such Management Stockholder under Section 5.

          5.   Governance.
               ----------

               5.1  General.  From and after the execution of this Agreement,
                    -------
each Stockholder shall vote its Shares, at any regular or special meeting of stockholders of the

Company (each a "Stockholders' Meeting"), or in any written consent executed in
                 ---------------------
lieu of such a meeting of stockholders (a "Written Consent"), and shall take all
                                           ---------------
other actions necessary to give effect to the agreements contained in this Agreement and to ensure that the Charter Documents do not at any time hereafter conflict in any respect with the provisions of this Agreement. In addition, each Stockholder shall vote its Shares at any Stockholders' Meeting, or act by Written Consent with respect to such Shares, upon any matter submitted for action by the Company's stockholders, or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents.

               5.2  Stockholders' Actions.  In order to effectuate the
                    ---------------------
provisions of this Section 5, each Stockholder hereby agrees that, when any action or vote is required to be taken by such Stockholder pursuant to this Agreement, such Stockholder shall use its best efforts to call, or cause the appropriate officer and directors of the Company to call, a Stockholders' Meeting or to execute or cause to be executed a Written Consent pursuant to Sec-tion 5/8.45 of the IBCA to effectuate such stockholder action. Further, each Stockholder shall use its best efforts to cause the Board of Directors to adopt, either at a meeting of the Board of Directors or by unanimous written consent of the Board of Directors pursuant to Section 5/7.10 of the IBCA, all the resolutions necessary to effectuate the provisions of this Agreement. Each Stockholder shall use its best efforts to cause the Board of Directors to cause the Secretary of the Company, or if there be no Secretary, such other officer of the Company as the Board of Directors may appoint to fulfill the duties of Secretary, to not record any vote or consent contrary to the terms of this
Section 5.

               5.3  Election of Directors.  Each Stockholder shall vote its
                    ---------------------
Shares at any Stockholders' Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be eleven, as provided for below. Each Stockholder shall vote its Shares at any Stockholders' Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of the following individuals:

                    (a) one individual, who shall be designated by Whitney (the "J.H. Whitney Director");
 ---------------------

                    (b) one individual, who shall be designated by Whitney Equity Fund (the "Whitney Equity Fund Director" and, collectively with the J.H.
                  ----------------------------
Whitney Director, the "Whitney Directors");
                       -----------------

                    (c) two individuals, who shall be designated by CVCA (the "CVCA Directors");
 --------------

                    (d) four individuals, who shall be designated by the vote of a majority of the shares of Class A Common Stock held by the Management Stockholders (the "Management Directors"); and
                   --------------------

                    (e)  three individuals (the "Independent Directors"), who
                                                 ---------------------
shall be designated by the vote of a majority of the Whitney Directors, the CVCA Directors and the Management Directors, in the aggregate, which majority shall include the vote of at least one Whitney Director and one CVCA Director (the "Required Vote").
 -------------

On the Closing Date, the Whitney Directors shall be Peter M. Castleman and
Dr. Jeffrey R. Jay, the CVCA Directors shall be Dr. Mitchell J. Blutt and
Dr. Damion E. Wicker and two of the Management Directors shall be Mintz and Adams. The third and fourth Management Directors shall be designated by the Management Stockholders subject to approval by the Investors, such approval not to be unreasonably withheld.

               5.4  Removal and Replacement.  Whitney shall be entitled at any
                    -----------------------
time and for any reason (or for no reason) to designate the J.H. Whitney Director for removal, Whitney Equity Fund shall be entitled at any time and for any reason (or for no reason) to designate the Whitney Equity Fund Director for removal, CVCA shall be entitled at any time and for any reason (or for no reason) to designate any or both of the CVCA Directors for removal and the Management Stockholders shall be entitled at any time and for any reason (or for no reason) to designate by the vote of a majority of the shares of Class A Common Stock held by the Management Stockholders any of the Management Directors for removal. The Whitney Directors, the CVCA Directors and the Management Directors shall be entitled at any time and for any reason (or for no reason) to designate, pursuant to a Required Vote, any Independent Director for removal. If, at any time, a vacancy is created on the Board of Directors by reason of the death, removal or resignation of the J.H. Whitney Director, the Whitney Equity Fund Director, either CVCA Director, any Management Director or any Independent Director, each Stockholder shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Stockholders or the Board of Directors, take action, including the voting of its Shares, to elect a director or directors designated to fill such vacancy or vacancies in the following manner:

                    (a) if a vacancy is created by reason of the death, removal or resignation of the J.H. Whitney Director, Whitney shall designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the Company;

                    (b) if a vacancy is created by reason of the death, removal or resignation of the Whitney Equity Fund Director, Whitney Equity Fund shall designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the Company;

                    (c) if a vacancy is created by reason of the death, removal or resignation of a CVCA Director, CVCA shall designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the Company;
                    (d) if a vacancy is created by reason of the death, removal or resignation of a Management Director, the Management Stockholders shall designate by the vote of a majority of the shares of Class A Common Stock held by the Management Stockholders a nominee, to be elected to fill such vacancy until the next annual meeting of stockholders of the Company; and

                    (e) if a vacancy is created by reason of the death, removal or resignation of an Independent Director, the Whitney Directors, the CVCA Directors and the Management Directors shall, pursuant to a Required Vote, designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the Company.

               5.5  Special Circumstances.  Notwithstanding anything to the
                    ---------------------
contrary contained in Sections 5.3 and 5.4, upon the occurrence of the first Primary Trigger Event, the Management Stockholders agree that they will designate by the vote of a majority of the shares of Class A Common Stock held by such Management Stockholders, one Management Director who shall immediately resign from the Company's Board of Directors. Upon the occurrence of the first Secondary Trigger Event, the Management Stockholders agree that they will designate by the vote of a majority of the shares of Class A Common Stock held by such Management Stockholders, one of the three remaining Management Directors who shall immediately resign from the Company's Board of Directors. When a vacancy is created on the Board of Directors by resignation of a Management Director pursuant to this Section 5.5, each Stockholder shall, as soon as practicable after the occurrence of the vacancy, and in any event prior to the transaction of any other business by the Stockholders or the Board of Directors, take action, including the voting of its Shares, to elect a director or directors designated to fill such vacancy or vacancies as designated by the vote of a majority of the Whitney Directors and the CVCA Directors. Any director elected pursuant to this Section 5.5 shall be known as an "Investor
                                                                    --------
Director."  A majority of the Whitney Directors and CVCA Directors shall be
- --------
entitled at any time and for any reason (or for no reason) to designate the Investor Director for removal. If, at any time, a vacancy is created on the Board of Directors by reason of the death, removal or resignation of an Investor Director, each Stockholder shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the Stockholders or the Board of Directors, take action, including the voting of its Shares, to elect a director or directors designated to fill such vacancy or vacancies as designated by the vote of a majority of the Whitney Directors and the CVCA Directors.

               5.6  Termination of Sections 5.3 and 5.4.  Notwithstanding
                    -----------------------------------
anything herein to the contrary, (i) from and after the date that Whitney, Whitney Equity Fund and their Permitted Transferees own in the aggregate Shares representing less than 25% of the Shares owned in the aggregate by them on the date hereof, Whitney and Whitney Equity Fund shall only be entitled to jointly designate one director for election or removal pursuant to Section 5.3 or 5.4, respectively, (ii) from and after the date that CVCA and its Permitted Transferees own in the aggregate Shares representing less than 25% of the Shares owned by CVCA on the date hereof, CVCA shall only be entitled to designate one director for election or removal pursuant to Section 5.3 or 5.4, respectively,
(iii) from and after the date that the Management Stockholders own in the aggregate Shares representing less than 25% of the Shares owned in the aggregate by them on the date hereof, the Management Stockholders shall only be entitled to designate two directors for election or removal pursuant to Section 5.3 or 5.4, respectively; (iv) from and after the date that Whitney, Whitney Equity Fund and their Permitted Transferees own in the aggregate Shares representing less than 10% of the Shares owned in the aggregate by them on the date hereof, Whitney and Whitney Equity Fund shall no longer be entitled to designate any directors for election or removal pursuant to Section 5.3 or 5.4, respectively,
(v) from and after the date that CVCA and its Permitted Transferees own in the aggregate Shares representing less than 10% of the Shares owned in the aggregate by them on the date hereof, CVCA shall no longer be entitled to designate any directors for election or removal pursuant to Section 5.3 or 5.4, respectively and (vi) from and after the date that the Management Stockholders and their Permitted Transferees own in the aggregate Shares representing less than 10% of the Shares owned in the aggregate by them on the date hereof, the Management Stockholders shall no longer be entitled to designate any directors for election or removal pursuant to Section 5.3 or 5.4, respectively; provided, that, the number of
                                              --------  ----
Shares owned by any Person on the date hereof for purposes of this Section 5.6 shall be adjusted for any dividend, subdivision, combination or reclassification of the Shares or any merger or consolidation of the Company with or into any other Person and such Person shall be deemed to own on the date hereof that number of Shares or other securities which such Person was entitled to receive as result of such dividend, subdivision, combination, reclassification, merger or consolidation.

               5.7  Board Committees.  The Stockholders shall cause the Company
                    ----------------
to amend its By-laws to include, and, thereafter, to maintain therein, a provision requiring the Board of Directors to have (i) an audit committee, which shall be composed of three members, one of whom shall be designated jointly by the Whitney Directors and the CVCA Directors and one of whom shall be designated jointly by the Independent Directors, and (ii) a compensation committee, which shall be composed of no less than three and no more than five members, a majority of whom shall be designated jointly by the Whitney Directors and the CVCA Directors (two of such initial designess to the compensation committee shall be Dr. Jeffrey R. Jay and Dr. Mitchell J. Blutt). Each Stockholder agrees that it will not take, cause to be taken or approve any action (including, but not limited to, any amendment of the Amended and Restated Articles of Incorporation of the Company) that would be inconsistent with the first sentence of this Section 5.7.

               5.8  Compensation of Directors.  Each of the Whitney Directors
                    -------------------------
and CVCA Directors, in consideration of his or her service as a director, shall be entitled to receive from the Company reimbursement for reasonable out-of-pocket expenses (including travel related expenses), if any, incurred in connection with the performance of his or her duties as a director. Nothing contained in this Section 5.8 shall preclude any member of the Board of Directors from serving the Company or its subsidiaries in any other capacity and receiving proper compensation therefor.


          6.   Stock Certificate Legend.  A copy of this Agreement shall be
               ------------------------
filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 3, 1994, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

          7.   Other Agreements.  Until the date on which all shares of Series A
               ----------------
Preferred Stock are no longer outstanding due to conversion or otherwise, the Company hereby covenants and agrees with the Preferred Stockholders as follows:

               7.1  Financial Statements and Other Information.  The Company
                    ------------------------------------------
shall deliver to the Preferred Stockholders, in form satisfactory to the Preferred Stockholders:

                    (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its subsidiaries as of the end of such year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its subsidiaries for such fiscal year and by the report of Arthur Andersen & Co. (or any successor thereto) or another "Big Five" accounting firm, which report shall state that such consolidated financial statements present fairly the financial position as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

                    (b) commencing with the fiscal quarter ending on March 31, 1995, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year,
(i) a copy of the unaudited consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of operations and cash flows, in each case for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, and (ii) such financial information concerning each office and product line of the Company and its subsidiaries as any Preferred Stockholder may request, all certified by an appropriate officer of the Company;

                    (c) commencing with the month ending on [October 31], 1994, as soon as available, but in any event not later than thirty (30) days after the end of each month, (i) the unaudited consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of operations and cash flows for such month and (ii) a statement comparing the material results for such month to the budgeted results for such month, all certified by an appropriate officer of the Company;

                    (d) as soon as available, but not later than sixty (60) days prior to the end of each fiscal year of the Company, the budget for the Company and its subsidiaries for each month of the subsequent fiscal year; provided, however, that the budget for the Company and its subsidiaries for the
- --------  -------
1995 fiscal year shall be delivered by November 30, 1994; and

                    (e) such other financial and operating data of the Company as any Preferred Stockholder reasonably may request.

               7.2  Compliance with Laws.  The Company shall comply, and shall
                    --------------------
cause its subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or the ownership of their property (including all applicable Environmental Laws).

               7.3  Notices.  Within five (5) days of obtaining knowledge of any
                    -------
of the events described below, the Company shall give written notice to the Preferred Stockholders:

                    (a) of the occurrence of any Event of Default or any event that, after notice or lapse of time or both, would become an Event of Default; and

                    (b) of any (i) material default or event of default under any material Contractual Obligation of the Company or any of its subsidiaries or
(ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its subsidiaries and any Governmental Authority.

          Each notice pursuant to this Section 7.3 shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

               7.4  Reservation of Shares.  The Company shall at all times
                    ---------------------
reserve and keep available out of its authorized Class A Common Stock, solely for the purpose of issue or delivery upon conversion of the Series A Preferred Stock and the Class B Common Stock as provided in the Amended and Restated Articles of Incorporation of the Company, the maximum number of shares of Class A Common Stock that may be issuable or deliverable upon such conversion. Such shares of Class A Common Stock shall, when issued or delivered in accordance with the provisions of the Amended and Restated Articles of Incorporation of the Company, be duly and validly issued and fully paid and non-assessable. The Company shall issue such Class A Common Stock in accordance with the provisions of the Amended and Restated Articles of Incorporation of the Company and shall otherwise comply with the terms thereof.

               7.5  Books and Records.  The Company shall, and shall cause its
                    -----------------
subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its subsidiaries in accordance with GAAP consistently applied.

               7.6  Transactions with Affiliates.  The Company shall not, and
                    ----------------------------
shall not permit any subsidiary to, (a) enter into any transaction with any Affiliate of the Company or any stockholder (or any Affiliate of such stockholder) of the Company except pursuant to the reasonable requirements of the business of the Company and on terms no less favorable to the Company than those that the Company would obtain in a comparable arms'-length transaction with a Person not an Affiliate or stockholder (or Affiliate of a stockholder) of the Company, (b) purchase any selling, general, management or administrative services from an Affiliate or stockholder (or an Affiliate of such stockholder) of the Company or (c) directly or indirectly make any sales to or purchases from an Affiliate or stockholder (or Affiliate of a stockholder) of the Company during any calendar quarter that, in the aggregate, are in excess of 1% of the Company's total sales or purchases, respectively, during such quarter; provided, however, that nothing contained in this Section 7.6 shall prohibit the transactions described on Schedule 7.6.
                                                              ------------

               7.7  Conversion of Junior Subordinated Notes.  The Company will
                    ---------------------------------------
not at any time exercise its right to convert any of the Junior Subordinated Notes into shares of Class A Common Stock without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock. If, at any time the Company is entitled to convert any Junior Subordinated Notes into shares of Class A Common Stock in accordance with the terms of such Note, the Company will exercise such right and require such conversion promptly upon the request of the holders of a majority of the outstanding shares of Series A Preferred Stock and in exercising such right will fix the date for conversion of such Note in accordance with the directions of such majority holders.


               7.8  Regulatory Matters.
                    ------------------

                    7.8.1  Regulatory Compliance Cooperation.
                           ---------------------------------

                      (a) If a Stockholder determines that it has a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by such Stockholder (x) to effectuate and facilitate any transfer by such Stockholder of any Securities (as defined below) of the Company then held by such Stockholder to any Affiliate of such Stockholder designated by such Stockholder, (y) to permit such Stockholder (or any Affiliate of such Stockholder) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of nonvoting Securities of the Company, which nonvoting Securities shall be identical in all respect to such voting Securities, except that such new Securities shall be nonvoting and shall be convertible into voting Securities on such terms as are requested by such Stockholder in light of regulatory considerations then prevailing, and (z) to continue and preserve the respective allocation of the voting interests with respect to the

     Company provided for in this Agreement and with respect to such Stockholders' ownership of the Company's voting Securities. Such actions may include, without limitation, (x) entering into such additional agreements as are reasonably requested by such Stockholder to permit any Person(s) designated by such Stockholder to exercise any voting power which is relinquished by such Stockholder upon any exchange of voting Securities for nonvoting Securities of the Company; and (y) entering into such additional agreements, adopting such amendments to the Amended and Restated Articles of Incorporation and Bylaws of the Company and taking such additional actions as are reasonably requested by such Stockholder in order to effectuate the intent of the foregoing.

                      (b) If a Stockholder has the right or opportunity to acquire any of the Company's Securities from the Company, any Stockholder or any other Person (as the result of a preemptive offer, pro rata offer or
                                                               --- ----
     otherwise), at such Stockholder's request the Company will offer to sell (or if the Company is not the seller, to cooperate with the seller and such Stockholder to permit such seller to sell) such non-voting Securities on the same terms as would have existed had such Stockholder acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to paragraph (i) above.

                      (c) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any Securities, the Company shall give written notice of such pending action to each Stockholder. Upon the written request of any Stockholder made within 10 days after its receipt of such notice stating that after giving effect to such action such Stockholder would have a Voting Regulatory Problem (as defined below), the Company shall defer taking such action for such period (not to extend beyond 45 days after such Stockholder's receipt of the Company's original notice) as such Stockholder requests to permit it and its Affiliates to reduce the quantity of the Company's Securities they own or take other appropriate action in order to avoid the Voting Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Stockholder would be required to take any voting Securities, or any Securities convertible into, or exchangeable or exercisable for, voting Securities, which might reasonably be expected to cause such Stockholder to have a Voting Regulatory Problem.

                      (d) In the event that any subsidiary of the Company ever offers to sell any of its Securities, then the Company will cause such subsidiary to enter into agreements with each Stockholder substantially similar to this Section 7.8.

                    7.8.2  Cooperation of Other Stockholders.  Each Stockholder
                           ---------------------------------
agrees to cooperate with the Company in complying with Section 7.8.1(a) above, including without limitation, voting to approve amending the Company's Amended and Restated Articles of Incorporation in a manner reasonably requested by the Stockholder requesting such amendment.

                    7.8.3  Covenant Not to Amend.  The Company and each
                           ---------------------
Stockholder agree not to amend or waive the voting or other provisions of this Agreement or the Company's Amended and Restated Articles of Incorporation if such amendment or waiver would cause any Stockholder to have a Voting Regulatory Problem, provided that any such Stockholder notifies the Company that it would have a Voting Regulatory Problem promptly after it has notice of such amendment or waiver. No provision of this Section 7.8 may be amended without the consent of the Investors.

                    7.8.4  Certain Definitions.  As used in this Section 7.8:
                           -------------------

          "Regulatory Problem" means (i) any set of facts or circumstance
           ------------------
wherein it has been asserted in writing by any Governmental Authority (or there is a substantial risk of such assertion) that such Stockholder is not entitled to hold, or exercise any significant right with respect to, the Securities or
(ii) a Voting Regulatory Problem.

          "Securities" means with respect to any Person, such Person's capital
           ----------
stock or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

          "Voting Regulatory Problem" shall exist when a Person and such
           -------------------------
Person's Affiliates would own, control or have power over a greater quantity of Securities of any kind issued by the Company or any other Person than are permitted under any requirement of any Governmental Authority.

               7.9  Key Man Insurance.  The Company shall obtain, maintain and
                    -----------------
pay for "key-man" life insurance on the life of both Mintz, in the amount of at least $3,000,000.00, and Adams, in the amount of at least $1,000,000.00.

          8.   Specific Performance.  The parties hereto intend that each of
               --------------------
them have the right to seek damages or specific performance in the event that any other party hereto fails to perform such other party's obligations here-under. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          9.   Miscellaneous.
               -------------

               9.1  Notices.  All notices, demands and other communications
                    -------
provided for or permitted hereunder shall be in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to Whitney, Whitney Equity Fund or Whitney Debt Fund:

                    J.H. Whitney & Co.
                    177 Broad Street
                    Stamford, CT 06901
                    Telecopier No.:  (203) 973-1422
                    Attention:  Jeffrey R. Jay, M.D.

               with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Telecopier No.:  (212) 757-3990
                    Attention:  Toby S. Myerson, Esq.

               (b)  if to CVCA:

                    Chemical Venture Capital Associates, A California Limited Partnership
                    c/o Chemical Venture Partners
                    270 Park Avenue
                    New York, New York  10017-2070
                    Telecopier No.:  (212) 270-2327
                    Attention:  Mitchell J. Blutt, M.D.
                                Damion E. Wicker, M.D.


               with a copy to:

                    O'Sullivan Graev & Karabell
                    30 Rockefeller Plaza
                    41st Floor
                    New York, NY  10112
                    Telecopier No.:  (212) 408-2420
                    Attention:  John Suydam, Esq.

               (c)  if to the Company:

                    Medicon, Inc.
                    40 Skokie Boulevard
                    Northbrook, Illinois 60062-1618
                    Telecopier No.:  (708) 559-6900
                    Attention:  Lawrence Rubinstein, Esq.

               with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Suite 1600
                    Chicago, Illinois 60661-3693
                    Telecopier No.:  (312) 902-1061
                    Attention:  Herbert S. Wander, Esq.

               (d) if to any Management Stockholder or any other Stockholder, at its, his or her address as it appears on the record books of the Company.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

               9.2  Amendment and Waiver.
                    --------------------

                    (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                    (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the Investors and a majority of the Management Stockholders and (ii) only in the specific instance and for the specific purpose for which made or given.

               9.3  Ownership.  Each Management Stockholder represents and
                    ---------
warrants that at the Closing he or she, as the case may be, owns the number of Shares of Class A Common Stock set for next to his or her name on Schedule I hereto and does not own any other capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company, and is not a party to any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

               9.4  Headings.  The headings in this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               9.5  Severability.  If any one or more of the provisions
                    ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               9.6  Entire Agreement.  This Agreement, together with the
                    ----------------
exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings on the subject matter hereof, including, without limitation, the Shareholders Agreement dated
January 1, 1994 among the Company and the Management Stockholders, which the Management Stockholders hereby agree to terminate.

               9.7  Term of Agreement.  This Agreement shall become effective
                    -----------------
upon the execution hereof and shall continue in effect until the earlier to occur of (a) the closing of a Qualified Public Offering and (b) the termination of this Agreement by all of the parties hereto; provided, however, that
                                                --------  -------
Sections 5.3 and 5.4 of this Agreement shall survive any such termination and shall only be terminated in accordance with Section 5.5.

               9.8  Variations in Pronouns.  All pronouns and any variations
                    ----------------------
thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

               9.9  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

               9.10 Governing Law.  This Agreement shall be governed and
                    -------------
construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

               9.11 Further Assurances.  Each of the parties shall, and shall
                    ------------------
cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

               9.12 Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto (including, without limitation, in the case of any party hereto that is an individual, the heirs, estate and personal representatives of such party). This Agreement is not assignable except by operation of law or in compliance with Section 4.

               9.13 Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


                                        MEDICON, INC.


                                        By:  /s/ John E. Adams
                                           -------------------------------
                                           Name:  John E. Adams
                                           Title: EVP & COO


                                        J.H. WHITNEY & CO.


                                        By:  /s/ Jeffrey R. Jay
                                            ------------------------------
                                           Name:  Jeffrey R. Jay
                                           A General Partner


                                        WHITNEY 1990 EQUITY FUND, L.P.


                                        By:   /s/ Jeffrey R. Jay
                                            ------------------------------
                                           Name:  Jeffrey R. Jay
                                           A General Partner


                                        WHITNEY SUBORDINATED DEBT FUND, L.P.


                                        By:  /s/ Jeffrey R. Jay
                                            ------------------------------
                                           Name:  Jeffrey R. Jay
                                           A General Partner


                                        CHEMICAL VENTURE CAPITAL
                                        ASSOCIATES, A CALIFORNIA LIMITED
                                        PARTNERSHIP


                                        By: CHEMICAL VENTURE PARTNERS,
                                            Its General Partner


                                        By:  /s/ Mitchell J. Blutt
                                            ------------------------------
                                           Name:  Mitchell J. Blutt
                                                  Executive Partner

                                        __________________________________
                                                  Alan P. Mintz

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


                                        MEDICON, INC.


                                        By:_______________________________
                                           Name:
                                           Title:


                                        J.H. WHITNEY & CO.


                                        By:_______________________________
                                           Name:
                                           A General Partner


                                        WHITNEY 1990 EQUITY FUND, L.P.


                                        By:_______________________________
                                           Name:
                                           A General Partner


                                        WHITNEY SUBORDINATED DEBT FUND, L.P.


                                        By:_______________________________
                                           Name:
                                           A General Partner


                                        CHEMICAL VENTURE CAPITAL
                                        ASSOCIATES, A CALIFORNIA LIMITED
                                        PARTNERSHIP


                                        By: CHEMICAL VENTURE PARTNERS,
                                            Its General Partner


                                        By:_______________________________
                                           Name:


                                            /s/ Alan P. Mintz
                                           -------------------------------
                                                  Alan P. Mintz

                                          /s/ Lawrence Rubinstein
                                   ----------------------------------
                                          Lawrence Rubinstein


                                   __________________________________
                                              John Adams


                                   __________________________________
                                             Nancie Blatt


                                   __________________________________
                                             Alan Spiro


                                   __________________________________
                                           Sheldon Gulinson


                                   __________________________________
                                             James Zechman

                                   __________________________________
                                          Lawrence Rubinstein


                                               /s/ John Adams
                                   ----------------------------------
                                              John Adams


                                   __________________________________
                                             Nancie Blatt


                                   __________________________________
                                             Alan Spiro


                                   __________________________________
                                           Sheldon Gulinson


                                   __________________________________
                                             James Zechman

                                   __________________________________
                                          Lawrence Rubinstein


                                   __________________________________
                                              John Adams


                                               /s/  Nancie Blatt
                                   ----------------------------------
                                             Nancie Blatt


                                   __________________________________
                                             Alan Spiro


                                   __________________________________
                                           Sheldon Gulinson


                                   __________________________________
                                             James Zechman

                                   __________________________________
                                          Lawrence Rubinstein


                                   __________________________________
                                              John Adams


                                   __________________________________
                                             Nancie Blatt


                                               /s/ Alan Spiro
                                   ----------------------------------
                                             Alan Spiro


                                   __________________________________
                                           Sheldon Gulinson


                                   __________________________________
                                             James Zechman

                                   __________________________________
                                          Lawrence Rubinstein


                                   __________________________________
                                              John Adams


                                   __________________________________
                                             Nancie Blatt


                                   __________________________________
                                             Alan Spiro


                                             /s/ Sheldon Gulinson
                                   ----------------------------------
                                           Sheldon Gulinson


                                   __________________________________
                                             James Zechman

                                   __________________________________
                                          Lawrence Rubinstein


                                   __________________________________
                                              John Adams


                                   __________________________________
                                             Nancie Blatt


                                   __________________________________
                                             Alan Spiro


                                   __________________________________
                                           Sheldon Gulinson


                                               /s/ James Zechman
                                   ----------------------------------
                                             James Zechman